               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 3,
1999


                     ALLEGHENY ENERGY, INC.
     (Exact name of registrant as specified in its charter)

Maryland                      1-267               13-5531602
(State or other               (Commission File  (IRS Employer
 jurisdiction of                            Number)
Identification
 incorporation)                                  Number)


                     10435 Downsville Pike
                     Hagerstown, MD  21740

(Address of principal executive offices)


Registrant's telephone number,
  including area code:                          (301)  790-3400



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Item 5.   Other Events.

               On December 3, 1999, the United States District Court for the Western District of Pennsylvania in Pittsburgh, Pa, handed down a decision which found that DQE, Inc. did not breach the April 1 1997 Agreement and Plan of Merger. The court accordingly found in favor of DQE, Inc. and granted judgment in favor of DQE, Inc. on all claims and all requests for injunctive relief. Allegheny Energy, Inc. is currently assessing its options.

               Through October 31, 1999, the Company has deferred
          $19.7 million of merger related costs. In December, Allegheny Energy, Inc. plans to write off these costs.

               Incorporated herein by reference is a press release issued on December 3, 1999, by the Company concerning the court decision. Attached as Exhibit
          99.1 is a copy of the press release.



Item 7    Exhibits

          Ex. 99.1       Press release dated December 3, 1999.










                           SIGNATURES


        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Allegheny Energy, Inc.




Dated:  December 7, 1999        By:      /s/ Thomas K. Henderson
                                Name:        Thomas K. Henderson
                                Title:       Vice President


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                         EXHIBIT INDEX


Item No. 7     Exhibits

               Ex.  99.1       Press release dated December  3, 1999.

                                                     Exhibit 99.1
NEWS RELEASE

                                                 Cynthia A. Shoop
                               Director, Corporate Communications
                                                   (301) 665-2718

                      FOR IMMEDIATE RELEASE


          ALLEGHENY ENERGY COMMENTS ON COURT'S DECISION
                      REGARDING DQE LAWSUIT

     Hagerstown, Md., December 3, 1999 - Allegheny Energy, Inc. (NYSE: AYE) expressed disappointment with a decision by the United States District Court for the Western District of Pennsylvania in Pittsburgh, Pa., which rejected Allegheny's claim of breach of contract in its suit filed against DQE, Inc., for attempting to terminate the companies' merger agreement.

     The Company is reviewing its options in light of this decision.

     In the meantime, Allegheny Energy continues its work to create one of the nation's premier energy companies. During the past year, Allegheny has aggressively moved forward to succeed in the new era of competition in the electric utility industry. In the past few months alone, it has taken steps to grow both its generation and distribution businesses -- including its proposed acquisition of West Virginia Power and the addition of new generating units in Pennsylvania.

     Allegheny Energy, Inc. is a diversified energy company headquartered in Hagerstown, Md. The Allegheny Energy family includes Allegheny Power, which delivers electric energy to about three million people in parts of Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; Allegheny Energy Supply Company, which operates and markets competitive retail and wholesale electric generation and operates regulated electric generation for its affiliates; and Allegheny Ventures, which actively invests in and develops energy-related and telecommunications
projects.    For  more  information,  visit  our  web   site   at
www.alleghenyenergy.com.


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